Exhibit 2(k)(3)(v)


                         THE HIGH YIELD PLUS FUND, INC.


                                 FIFTH AMENDMENT

                                       To

                                CREDIT AGREEMENT


      This Fifth Amendment (this "AMENDMENT") dated as of May 22, 1998 amends the Credit Agreement dated as of October 31, 1993, as amended by the First
Amendment dated as of October 30, 194, the Second Amendment dated as of September 1, 1995, the Third amendment dated as of April 1, 1996 and the Fourth Amendment dated as of April 1, 197 (as so amended, the "CREDIT AGREEMENT"), between THE HIGH YIELD PLUS FUND, INC. (the "BORROWER") and BANKBOSTON, N.A., formerly known as THE FIRST NATIONAL BANK OF BOSTON (the "BANK"). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

      WHEREAS, the Borrower and the Bank have executed the Credit Agreement providing for a revolving credit facility for borrowings by the Borrower to leverage its investment portfolio in amounts up to $30,000,000 (the "Commitment Amount"); and

      WHEREAS, the Borrower has requested that the Commitment Amount be increased to $35,000,000, and the Bank is willing to so increase the Commitment Amount on the terms and conditions set forth below;

      WHEREAS, in addition, the Borrower has requested that the credit facility be extended for an additional period of time and the Bank is willing to so extend the facility on the terms and conditions set forth below; and

      WHEREAS, the Borrower has requested that the interest rates applicable to certain loans under the credit facility be reduced, and the Bank is willing to so extend the facility on the terms and conditions set forth below;

      NOW, THEREFORE, the Bank and the Borrower agree as follows:

      SECTION 1. AMENDMENT TO THE CREDIT AGREEMENT.

      (a) Section 1.1. of the Credit Agreement is hereby amended by deleting the definition "COMMITMENT AMOUNT" in its entirety and substituting therefor the following:

      "COMMITMENT AMOUNT. The maximum amount of the Bank's commitment to make Loans to the Borrower, which initially shall be $35,000,000, as the same may be


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reduced from time to time pursuant to Section 2.4 hereof or terminated  pursuant to Section 2.4 or Section 6.1 hereof."

      (b) Section 2.4 of the Credit Agreement is hereby amended by deleting the date "May 15, 1999" and substituting therefor the date "May 15, 2000".

      (c) Section 2.6 of the Credit Agreement is amended to read in its entirety as follows:

            "2.6 COMMITMENT FEE. The Borrower agrees to pay to the Bank, for the period commencing on the date this Amendment is executed by the Bank and the Borrower and ending on the Commitment Expiry Date, a commitment fee (the "COMMITMENT FEE") computed at the rate of none one hundredth of one percent (.09%) per annum of the average daily unusued Commitment Amount, payable quarterly in arrears on the last day of each March, June, September and December and on the Commitment Expiry Date.

      (d) Section 2.7(a)(ii) of the Credit Agreement is hereby amended by deleting the percentage "0.55%" appearing therein and substituting therefor the percentage "0.50%".

      SECTION 2.  REPRESENTATIONS AND WARRANTIES.

      The Borrower represents and warrants as follows:

      (a) The execution and delivery of this Amendment, and the performance by the Borrower of the Credit Agreement as amended hereby, are within the powers of the Borrower, have been duly authorized by all necessary and proper action on the part of the Borrower, and do not and will not (i) violate or contravene any provision of the Borrower's Articles of Incorporation or bylaws, or any amendment thereof, (ii) violate or contravene any provision of the Borrower's Prospectus or Registration Statement, (iii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property or assets of the Borrower under, any agreement, trust deed, indenture, mortgage or other instrument to which the Borrower is a party or by which the Borrower or any of its property or assets is bound or affected, or (iv) violate or contravene any provision of any material law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official.

      (b) This Amendment and the Credit Agreement as amended hereby and all the provisions hereof and thereof constitute the legally valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

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    (c) No authorization, approval, consent or other action by, and no notice to or filing with, any shareholder or creditor of the Borrower, or governmental or regulatory agency or authority, is required to make valid and legally binding the execution and delivery by the Borrower of this Amendment and the performance of the Credit Agreement as amended hereby or the consummation by the Borrower of the transactions contemplated hereby and thereby, or the exercise by the Bank of its rights and remedies hereunder or thereunder.

      SECTION 3. CONDITIONS TO EFFECTIVENESS.

      This effectiveness of this Amendment is conditioned upon the following:

      (a) receipt by the Bank and the Borrower of a duly executed counterpart of this Amendment;

      (b) receipt by the Bank of a certificate of the Secretary or an Assistant Secretary of the Borrower with respect to (i) resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Amendment and (ii) identification of the officer(s) authorized to execute, deliver and take all other actions required under this Amendment and the Credit Agreement as amended hereby, providing specimen signatures of such officers;

      (c) receipt by the Bank of the Borrower's good standing certificate from The Secretary of State of Maryland;

      (d) the representations and warranties contained in Section 4 of the Credit Agreement shall be true and correct in all material respects as of the date hereof as though made on and as of the date hereof, except that the references in Section 4 to "this Agreement" shall mean and be deemed to be references to the Credit Agreement as amended hereby; and

      (e) No Default under the Credit Agreement shall have occurred and be continuing.

      SECTION 4. MISCELLANEOUS.

      (a) On and after the date hereof, each reference in the Credit Agreement to "this Agreement" or words of like import shall mean and be deemed to be a reference to the Credit Agreement as amended hereby.

      (b) Except as amended and modified hereby, the Credit Agreement is in all respects ratified and confirmed as of the date hereof, and the terms, covenants and agreements therein shall remain in full force and effect.

      (c) This Amendment and the modifications to the Credit Agreement set forth herein shall be deemed to be a document executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

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      (d) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and the year first above written.

                                    THE HIGH YIELD PLUS FUND, INC.


                                    By:   __________________________________
                                    Title:


                                    BankBoston, N.A.


                                    By:   __________________________________
                                    Title:

                             SECRETARY'S CERTIFICATE


      This Certificate is delivered pursuant to Section 3(b) of that certain Fifth Amendment to Credit Agreement (the "Amendment") dated as of May 22, 1998 among The High Yield Plus Fund, Inc. (the "Corporation") and BankBoston, N.A., formerly known as The First National Bank of Boston (the "Bank"). I, Arthur J. Brown, hereby certify that:

      (a) I am the duly elected and qualified Secretary of the Corporation and that, as such, I am authorized to execute this Certificate on behalf of the Corporation;

      (b) the person listed below has been duly elected to and now holds the office set forth below her name and is currently serving in such capacity, and the signature of such person set forth opposite her name is such person's true and genuine signature, and such person is authorized to execute, deliver and take all other actions required under the Amendment and the Credit Agreement as amended thereby:

NAME AND OFFICE                           SIGNATURE

Stephanie A. Djinis                       _________________________________
Assistant Secretary

      (c) attached hereto as Exhibit A is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation at a meeting held on May 12, 1998, that authorize Stephanie A. Djinis, Assistant Secretary, to enter into the Amendment and take any and all actions contemplated thereby to be taken by the Corporation; that passage of said resolutions was in all respects legal; and that said resolutions are in full force and effect as of the date hereof.

      IN WITNESS WHEREOF, I have hereunto set my hand as of this 20th day of May, 1998.


                                    ---------------------------------
                                    Arthur J. Brown, Secretary


      Subscribed and sworn to before me, a Notary Public, this 20th day of May, 1998.